UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 17, 2012

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W.	30309
Atlanta, Georgia	(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code:   (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below regarding amendment of the senior credit facility of Equifax Inc. (the “Company”) is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On December 17, 2012, upon completion of the debt offering described in Item 2.03 of this Current Report on Form 8-K, the Company terminated its $350 million, 364-Day Credit Facility with Bank of America, N.A. as administrative agent and a lender, J.P. Morgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank N.A. The foregoing description of the 364-Day Credit Facility is qualified in its entirety by reference to 364-Day Credit Facility agreement which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 3, 2012. A copy of the termination letter dated December 18, 2012 regarding the 364-Day Credit facility is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2012, the Company completed the sale in an underwritten public debt offering of $500 million aggregate principal amount of 3.30% Senior Notes due 2022.

On December 19, 2012, the Company amended and restated its existing $500 million revolving senior credit facility pursuant to a Third Amended and Restated Credit Agreement, dated as of December 19, 2012, by and among the Company and its subsidiaries Equifax Limited, Equifax Canada Co. (formerly known as Equifax Canada, Inc.), and Equifax Luxembourg S.A.R.L., the lenders named therein and Bank of America, N.A., as administrative agent (the “Amended Credit Agreement”).  The Amended Credit Agreement made certain changes to the terms of the existing revolving senior credit facility to, among other things (i) increase the borrowing limit to $750 million, (ii) extend the maturity from February 18, 2015 to December 19, 2017, (iii) modify the applicable rates that apply to the calculation of commitment fees and interest on loans, (iv) increase the amount by which the Company may, subject to certain terms and conditions, request an increase in aggregate lender commitments under the senior credit facility from $750 million to $1 billion, and (v) modify the negative covenant to, subject to certain terms and conditions, increase the general limitations thereunder on secured debt of the Company and its subsidiaries and subsidiary debt to increase these limits from 20% to 30% of Consolidated Net Tangible Assets, calculated on a combined basis.

The foregoing description of the Third Amended and Restated Credit Agreement is qualified in its entirety by reference to Exhibit 4.2 to this Current Report on Form 8-K which is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Termination letter dated December 18, 2012 between Equifax Inc. and Bank of America, N.A., as administrative agent under the 364-Day Credit Facility dated as of December 1, 2012, among Equifax Inc., Bank of America, N.A., as administrative agent and a lender, J.P. Morgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank N.A.

4.2	Third Amended and Restated Credit Agreement dated December 19, 2012, among Equifax Inc., Equifax Limited, Equifax Canada Co. (formerly known as Equifax Canada, Inc.), Equifax Luxembourg S.A.R.L., the lenders named therein and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Dean C. Arvidson
Name:	Dean C. Arvidson
Title:	Senior Vice President and
Corporate Secretary

Date: December 20, 2012

Exhibit Index

The following exhibits are being filed with this report:

Exhibit No.	Description
4.1	Termination letter dated December 18, 2012 between Equifax Inc. and Bank of America, N.A., as administrative agent under the 364-Day Credit Facility dated as of December 1, 2012, among Equifax Inc., Bank of America, N.A., as administrative agent and a lender, J.P. Morgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank N.A.

4.2	Third Amended and Restated Credit Agreement dated December 19, 2012, among Equifax Inc., Equifax Limited, Equifax Canada Co. (formerly known as Equifax Canada, Inc.), Equifax Luxembourg S.A.R.L., the lenders named therein and Bank of America, N.A., as administrative agent.